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                                                                    EXHIBIT 10.5

                              [VIACOM LETTERHEAD]


                                        June 13, 2000


Mr. Mel Karmazin
CBS Corporation
51 West 52nd Street
New York, NY   10019

Dear Mel:

Re:  Employment Agreement
     --------------------

       On behalf of Viacom Inc. ("Viacom"), I am writing to inform you that, as a clarification of Section 7(k) of your employment agreement with Viacom dated September 6, 1999, as amended by the First Amendment thereto (as amended, the "Agreement"), the limitations on sales or disposition of shares of capital stock of CBS Corporation ("CBS") or Viacom by your immediate family members pursuant to Section 7(k) shall not include sales or dispositions by your adult children, except to the extent that any such child sells or disposes of shares of CBS or Viacom which have been received directly from you or a Family Affiliate (as defined in the Agreement) on or after September 6, 1999, it being understood that the term "Family Affiliate" shall be deemed to exclude, in addition to your former spouse, Sharon Karmazin (as specified in Section 7(k) of the Agreement), trusts and family partnerships established by Sharon Karmazin pursuant to which shares may be distributed from time to time to your adult children.

                              Yours very truly,

                              /s/ Michael D. Fricklas

                              Michael D. Fricklas
                              Executive Vice President,
                              General Counsel and Secretary

cc:  Louis J. Briskman, Esq.
     General Counsel
     CBS Corporation
     51 West 52nd Street
     New York, NY   10019
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                                                                          Page 2

      Accepted and Agreed



      /s/ Mel Karmazin
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  Mel Karmazin